Exhibit 99.1
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF LOUISIANA
LAFAYETTE-OPELOUSAS DIVISION

IN RE: STONE ENERGY CORPORATION	)	Civil Action No.	05-2166 (Lead)
SHAREHOLDER DERIVATIVE LITIGATION.	)		05-2167 (Member)
	)		06-0171 (Member)
)
)
	)	Judge Tucker L. Melançon
)
	)	Magistrate Judge C. Michael Hill
)
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTIONS

TO:	ALL OWNERS OF STONE ENERGY CORPORATION (“STONE ENERGY”) COMMON STOCK AS OF FEBRUARY 12, 2010 (“CURRENT STONE ENERGY SHAREHOLDERS”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED.
     This notice has been sent to you pursuant to an Order of the United States District Court for the Western District of Louisiana (the “Court”). The purpose of the notice is to advise you of the proposed settlement, as set forth in a Stipulation of Settlement dated as of February 12, 2010 (the “Stipulation”), of the consolidated shareholder derivative litigation pending before the Court and captioned-above, as well as the shareholder derivative litigation pending in the15th Judicial District of Lafayette Parish, Louisiana, captioned Gregory Sakhno, Derivatively on Behalf of Stone Energy Corporation v. David H. Welch, et al., Cause No. 2006-0505-G, (the “State Derivative Action”), (collectively, the “ Derivative Actions”), and of the Settlement Hearing. The settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement of the matters involved in the Derivative Actions, the settlement and the terms discussed in this notice, the Stipulation may be inspected at the Office of the Clerk of the United States District Court for the Western District of Louisiana located at 800 Lafayette Street, Suite 2100, Lafayette, LA 70501, during regular business hours of each business day.
     You may have the right to object to the settlement, including any award of attorneys’ fees and expenses to Derivative Plaintiffs’ Counsel, in the manner provided herein. If you fail to object in the manner provided herein at least ten (10) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

     This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but is merely to advise you of the pendency and settlement of the Derivative Actions.
I. DEFINITIONS USED IN THIS NOTICE
     1. “Current Stone Energy Shareholders” means persons who owned Stone Energy common stock as of February 12, 2010, and who continue to hold their Stone Energy common stock as of the date of the final settlement approval hearing, excluding the Individual Defendants, the officers and directors of Stone Energy, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
     2. “Derivative Plaintiffs” means collectively, Robert Farer, Priscilla Fisk, and Joint Pension Fund, Local No. 164, I.B.E.W. (collectively, the “Federal Derivative Plaintiffs”) and Gregory Sakhno (the “State Derivative Plaintiff”).
     3. “Derivative Plaintiffs’ Counsel” means collectively, (i) co-lead counsel Barrack, Rodos & Bacine, Robbins Umeda LLP, and Faruqi & Faruqi, LLP; co-liaison counsel Broussard & David and Kenneth W. DeJean; and Kroll Heineman & Giblin, LLC (collectively, “Federal Derivative Plaintiffs’ Counsel”); and (ii) The Warner Law Firm and Guilliot & St. Pe’, LLC (collectively, “State Derivative Plaintiff’s Counsel”).
     4. “Effective Date” means the first date by which all of the events and conditions specified in ¶5.1 of the Stipulation have been met and have occurred, as summarized in Section X of this notice.
     5. “Fee and Expense Award” means the agreed upon Fee and Expense Award that the Individual Defendants shall pay or cause its insurers to pay to Derivative Plaintiffs’ Counsel, as defined below, in recognition of the material and substantial benefits conferred on Stone Energy by the corporate governance measures instituted by Stone Energy as a result, in substantial and material part, of the filing and prosecution of the Derivative Actions.
     6. “Individual Defendants” means collectively, Peter K. Barker, Kenneth H. Beer,
     Robert A. Bernhard, D. Peter Canty, George R. Christmas, B.J. Duplantis, John P. Laborde, Richard A. Pattrozzi, James H. Prince, David R. Voelker, and David H. Welch.1
     7. “Related Persons” means each of the Released Parties’ (as defined in ¶9 below) past or present directors, officers, employees, partners, members, principals, agents, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs and related or affiliated entities, and entity in which any of the Released Parties has a controlling interest, any members of any Individual Defendant’s immediate family, or any trust of which any Individual Defendant or Stone Energy is the settlor or which is for the benefit of Stone Energy or any Individual Defendant and/or member(s) of any Individual Defendant’s family.
     8. “Released Claims” shall collectively mean any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims (as defined in ¶12 below), that have been or could have been asserted by Derivative Plaintiffs or shareholders of Stone Energy derivatively on behalf of Stone Energy against the Released Persons (as defined in ¶10 below) relating to, arising out of, or derived from the allegations, facts, transactions, or claims contained in any of the complaints filed in any of the Derivative Actions.
     9. “Released Parties” means Stone Energy and each of the Individual Defendants.

[1]	Derivative Plaintiffs also named James H. Stone and Raymond B. Gary as individual defendants. Messrs. Stone and Gary have since passed away. On February 11, 2010, counsel for the Individual Defendants filed a Statement of Death in acknowledgement of such events.

     10. “Released Persons” means each and all of the Released Parties and each of their Related Persons.
     11. “Settling Parties” means, collectively, Stone Energy, the Individual Defendants, the Federal Derivative Plaintiffs, and the State Derivative Plaintiffs, individually and derivatively on behalf of Stone Energy.
     12. “Unknown Claims” means any Released Claims that any Settling Party or Related Person does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to the settlement. With respect to any and all Released Claims, the Settling Parties each stipulate and agree that, upon the Effective Date, the Settling Parties each shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Settling Parties each shall expressly waive, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Settling Parties each may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, the Settling Parties each shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, upon any theoryof law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties each acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.
II. THE DERIVATIVE ACTION
     The Derivative Plaintiffs brought suit against the Individual Defendants solely on behalf of Stone Energy and solely for the benefit of Stone Energy and not for any recovery for the direct benefit of any shareholders. The Derivative Plaintiffs generally alleged, among other things, that the Individual Defendants breached their fiduciary duties by issuing a series of false and misleading public statements regarding Stone Energy’s proved oil and gas reserves, and used improper methodologies to allegedly overvalue and artificially inflate Stone Energy’s reported reserves. Derivative Plaintiffs sought, among other things, damages, disgorgement by the Individual Defendants, and corporate governance reforms to be implemented by Stone Energy.
III. INDIVIDUAL DEFENDANTS’ AND STONE ENERGY’S DENIALS OF WRONGDOING
     Each Individual Defendant, as well as Stone Energy, has denied and continues to deny each and all of the claims and contentions alleged in the Derivative Actions. Each Individual Defendant has expressly denied and continues to deny all charges of wrongdoing or liability against each of them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions. The Individual Defendants and Stone Energy also have denied and continue to deny, inter alia, the allegations that Stone Energy, the Derivative Plaintiffs, or the Current Stone Energy Shareholders, have suffered damages or were harmed by the conduct alleged in the Derivative Actions. Nonetheless, the Individual Defendants and Stone Energy have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Individual Defendants and Stone Energy also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions. Further, the Individual Defendants and Stone Energy believe the settlement is in the best interests of Stone Energy and its shareholders. The Individual Defendants and Stone Energy have, therefore, determined that it is desirable and beneficial to them that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation.
     The Stipulation shall not be deemed an admission of the validity or infirmity of any claim against any Individual Defendant or the liability or non-liability of any Individual Defendant, or an admission of insurance coverage under any policy, and may not be used in any proceeding for any purpose except to enforce the terms of the Stipulation.
IV. CLAIMS OF THE DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT
     Derivative Plaintiffs believe that the claims asserted in the Derivative Actions have merit. Derivative Plaintiffs and Derivative Plaintiffs’ Counsel recognize and acknowledge, however, the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and through possible appeals. Derivative Plaintiffs and Derivative Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Derivative Plaintiffs and Derivative Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in such actions. Based on a thorough investigation of the facts and analysis of applicable law, Derivative Plaintiffs and Derivative Plaintiffs’ Counsel believe that the settlement is fair, reasonable, and adequate, and in the best interests of Stone Energy and its shareholders.

V. THE SETTLEMENT HEARING
     The Settlement Hearing will be held before the Honorable Tucker L. Melançon on March 23, 2010 at 1:30 p.m. at the United States District Court for the Western District of Louisiana for the purpose of determining: (i) whether the settlement is fair, reasonable, and adequate, and should be finally approved by the Court; (ii) whether a Judgment should be entered dismissing the Federal Derivative Action with prejudice; and (iii) whether the Derivative Plaintiffs’ Counsel’s requested Fee and Expense Award should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice.
VI. THE SETTLEMENT
     The settlement was reached in good faith by the Settling Parties after engaging in arm’s-length negotiations conducted in good faith and with the assistance of the Honorable Nicolas Politan (Ret.). The terms and conditions of the proposed settlement are set forth fully in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at www.robbinsumeda.com, Barrack, Rodos & Bacine at www.barrack.com, and Faruqi & Faruqi, LLP at www.faruqilaw.com. The following is only a summary of its terms.
     Stone Energy acknowledges that the filing and prosecution of the Derivative Actions materially and substantially contributed to the corporate governance measures set forth in Exhibit B to the Stipulation.
     In summary, these corporate governance measures: (i) revised the charter for the Reserves Committee of the Stone Energy Board of Directors, in part, to provide its members greater responsibility and accountability; (ii) created an anonymous reporting policy that allows Stone Energy’s officers and employees an avenue to report any potentially illegal or unethical conduct; and

(iii) created an anonymous hotline as a separate avenue for reporting potentially illegal or unethical conduct.
     Stone Energy believes that the institution of the corporate governance measures in Exhibit B to the Stipulation has been effective in preventing the type of wrongdoing alleged in the complaints in the Derivative Actions, namely, issues concerning the Company’s estimation of its reserves.
VII. DISMISSAL AND RELEASES
     If the Court approves the settlement, the Settling Parties will ask the Court at the Settlement Hearing to enter the Judgment dismissing the Federal Derivative Action with prejudice in accordance with the terms of the Stipulation. Promptly thereafter, State Derivative Plaintiff shall file a dismissal with prejudice of all claims asserted by him against the Individual Defendants in the State Derivative Action.
     Upon the entry of the Judgment, Derivative Plaintiffs, individually and derivatively on behalf of Stone Energy, Derivative Plaintiffs’ Counsel, and Stone Energy shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Derivative Action against the Released Persons. Further, upon entry of the Judgment, Stone Energy, each of the Individual Defendants, and the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Derivative Plaintiffs and Derivative Plaintiffs’ Counsel from all claims, arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or Released Claims.
VIII. APPLICATION FOR THE FEE AND EXPENSE AWARD
     In recognition of the substantial benefits conferred on Stone Energy by the corporate governance measures instituted by Stone Energy, the Settling Parties reached an agreement with the assistance of

Judge Politan as to a fair and reasonable amount of attorneys’ fees and reimbursement of expenses for Derivative Plaintiffs’ Counsel. Accordingly, Individual Defendants have agreed to pay or cause their insurers to pay to Derivative Plaintiffs’ Counsel $300,000 (the “Fee and Expense Award”) for Derivative Plaintiffs’ Counsel’s attorneys’ fees and reimbursement of expenses.
     Derivative Plaintiffs’ Counsel shall request approval of the Fee and Expense Award at the Settlement Hearing. To date, Derivative Plaintiffs’ Counsel have neither received any payment for their services in conducting the Derivative Actions, nor have they been reimbursed for their out-of-pocket expenses incurred. Derivative Plaintiffs’ Counsel believe that the Fee and Expense Award requested is within the range of fees and expenses awarded to Derivative Plaintiffs’ Counsel under similar circumstances in litigation of this type. Stone Energy shareholders are not personally liable for the Fee and Expense Award.
IX. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING
     Any Current Stone Energy Shareholder may object and/or appear and show cause, if he, she, or it has any concern why the settlement of the Derivative Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the Fee and Expense Award should not be awarded to Derivative Plaintiffs’ Counsel; provided, however, unless otherwise ordered by the Court, no Current Stone Energy Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to Derivative Plaintiff’s Counsel unless that shareholder has, at least ten (10) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Stone Energy common stock through the date of the Settlement Hearing, including the number of shares of Stone Energy common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a

Current Stone Energy Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) a statement identifying any witnesses the shareholder intends to call at the Settlement Hearing and the subjects of their testimony. If a Current Stone Energy Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Clerk of the Court	CLIFFORD THAU
U.S. District Court, Western District of	HILARY L. PRESTON
Louisiana	VINSON & ELKINS LLP
800 Lafayette Street, Suite 2100	666 Fifth Avenue, 26th Floor
Lafayette, LA 70501	New York, NY 10103
Telephone: (212) 237-0000
DANIEL E. BACINE	Facsimile: (212) 237-0100
MARK R. ROSEN
CHAD CARDER	Counsel for individual defendants Kenneth H.
BARRACK, RODOS & BACINE	Beer, David H. Welch and James H. Prince
3300 Two Commerce Square
2001 Market Street	ARTHUR S. GREENSPAN
Philadelphia, PA 19103	RICHARDS KIBBE & ORBE LLP
Telephone: (215) 963-0600	One World Financial Center
Facsimile: (215) 963-0838	29th Floor
New York, NY 10281
Co-Lead Counsel for Plaintiffs and Counsel	Telephone: (212) 530-1800
for plaintiff Joint Pension Fund, Local No.	Facsimile: (212) 530-1801
164, I.B.E.W
Counsel for individual defendants James H.
Stone, John P. Laborde, Peter K. Barker,
George R. Christmas, Richard A. Pattarozzi,
David R. Voelker, Raymond B. Gary, Robert A
Bernhard, B.J. Duplantis

THOMAS A. ROBERTS
BARRASSO USDIN KUPPERMAN
FREEMAN & SARVER, LLC
909 Poydras Street
Suite 2400

New Orleans, Louisiana 70112
Telephone: (504) 589-9731
Facsimile: (504) 589-9701

Counsel for individual defendant D. Peter Canty

THOMAS P. PRESTON
BLANK ROME LLP

Chase Manhattan Centre
1201 Market Street Suite 800
Wilmington, Delaware 19801
Telephone: (302) 425-6478
Facsimile: (302) 425-6464

Counsel for Stone Energy Corporation
     Any Current Stone Energy Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement as incorporated in the Stipulation and the Fee and Expense Award to Derivative Plaintiff’s Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the judgment to be entered and the releases to be given.
X. CONDITIONS FOR SETTLEMENT
     The settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include the occurrence of the Effective Date, which requires, among other things: (1) entry of the requested Judgment by the Court; and (2) expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the Effective Date does not occur, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions as of February 12, 2010.

XI. EXAMINATION OF PAPERS AND INQUIRIES
     This notice contains only a summary of the terms of the settlement. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation which may be inspected at the Office of the Clerk, Office of the Clerk of the United States District Court for the Western District of Louisiana located at 800 Lafayette Street, Suite 2100, Lafayette, LA 70501, during business hours of each business day.
     Any other inquiries regarding the settlement or the Derivative Actions should be addressed to one of the following:

BRIAN J. ROBBINS	CLIFFORD THAU
KEVIN A. SEELY	HILARY L. PRESTON
ARSHAN AMIRI	VINSON & ELKINS LLP
ROBBINS UMEDA LLP	666 Fifth Avenue, 26th Floor
600 B Street, Suite 1900	New York, NY 10103
San Diego, CA 92101	Telephone: (212) 237-0000
Telephone: (619) 525-3990	Facsimile: (212) 237-0100
Facsimile: (619) 525-3991
Counsel for individual defendants Kenneth H.
Co-Lead Counsel for Plaintiffs and Counsel	Beer, David H. Welch and James H. Prince
for plaintiff Priscilla Fisk
ARTHUR S. GREENSPAN
NADEEM FARUQI	RICHARDS KIBBE & ORBE LLP
BETH A. KELLER	One World Financial Center
FARUQI & FARUQI, LLP	29th Floor
369 Lexington Avenue, 10th Floor	New York, NY 10281
New York, NY 10017	Telephone: (212) 530-1800
Telephone: (212) 983-9330	Facsimile: (212) 530-1801
Facsimile: (212) 983-9331
Counsel for individual defendants James H.
Co-Lead Counsel for Plaintiffs and Counsel	Stone, John P. Laborde, Peter K. Barker,
for plaintiff Robert Farer	George R. Christmas, Richard A. Pattarozzi,
David R. Voelker, Raymond B. Gary, Robert A
DANIEL E. BACINE	Bernhard, B.J. Duplantis
MARK R. ROSEN
CHAD CARDER	THOMAS A. ROBERTS
BARRACK, RODOS & BACINE	BARRASSO USDIN KUPPERMAN
3300 Two Commerce Square	FREEMAN & SARVER, LLC
2001 Market Street	909 Poydras Street
Philadelphia, PA 19103	Suite 2400
Telephone: (215) 963-0600	New Orleans, Louisiana 70112
Facsimile: (215) 963-0838	Telephone: (504) 589-9731

Facsimile: (504) 589-9701
Co-Lead Counsel for Plaintiffs and Counsel
for plaintiff Joint Pension Fund, Local No.	Counsel for individual defendant D. Peter Canty
164, I.B.E.W
THOMAS P. PRESTON
RICHARD C. BROUSSARD	BLANK ROME LLP
BROUSSARD & DAVID
600 Jefferson Street, Suite 700	Chase Manhattan Centre
Post Office Box 3524	1201 Market Street Suite 800
Lafayette, LA 70502	Wilmington, Delaware 19801
Telephone: (337) 233-2323	Telephone: (302) 425-6478
Facsimile: (337) 233-2353	Facsimile: (302) 425-6464

Co-Liaison Counsel for Plaintiffs and Counsel	Counsel for Stone Energy Corporation
for plaintiffs Robert Farer and Priscilla Fisk

KENNETH W. DEJEAN
417 West University Avenue
Post Office Box 4325
Lafayette, LA 70502
Telephone: (337) 235-5294
Facsimile: (337) 235-1095

Co-Liaison Counsel for Plaintiffs and Counsel
for plaintiff Joint Pension Fund, Local No.
164, I.B.E.W.

VINCENT M. GIBLIN, T.A.
KROLL HEINEMAN & GIBLIN, LLC
Metro Corporate Campus One
99 Wood Avenue South, Suite 307
Iselin, NJ 08830
Telephone: (732) 491-2100
Facsimile: (732) 491-2120

Counsel for plaintiff Joint Pension Fund, Local
No. 164, I.B.E.W.

PAUL T. WARNER
THE WARNER LAW FIRM
11123 McCracken Lane, Suite A
Cypress, TX 77429
Telephone: (281) 664-7777
Facsimile: (281) 664-7774

Counsel for State Derivative Plaintiff Gregory
Sakhno

KENNETH D. ST. PE’
GUILLIOT & ST. PE’, LLC
428 Jefferson Street
Post Box 2877
Lafayette, LA 70502
Telephone: (337) 232-8177
Facsimile: (337) 232-7012

Liaison counsel for State Derivative Plaintiff
Gregory Sakhno
PLEASE DO NOT TELEPHONE THE COURT OR STONE ENERGY REGARDING THIS NOTICE.